Cytokinetics Reports First Quarter 2026 Financial Results and Provides Business Update

U.S. Launch of MYQORZO® (aficamten) in Late January Met with Strong Demand;

Over 275 HCPs Prescribed MYQORZO to an estimated 680 Patients in Q1

ACACIA-HCM Met Dual Primary Endpoints of KCCQ and Maximal Exercise Performance;

Full Results to be Presented at Upcoming Medical Congress

MYQORZO Approved by the European Commission for Adults with Symptomatic Obstructive HCM; Supplemental NDA for MAPLE-HCM Accepted for Filing by FDA with PDUFA Date of November 14, 2026

Net Product Revenues for MYQORZO of $4.8 Million for Initial Partial Quarter;

~$1.1 Billion in Cash, Cash Equivalents and Investments as of March 31, 2026

SOUTH SAN FRANCISCO, Calif., May 5, 2026 - Cytokinetics, Incorporated (Nasdaq: CYTK) reported a management update and financial results for the first quarter of 2026.

“The U.S. launch of MYQORZO commenced strongly in late January and continues to accelerate. We promptly activated a solid prescriber base of early adopters and are encouraged by initial commercial metrics that are exceeding our expectations,” said Robert I. Blum, Cytokinetics’ President and Chief Executive Officer. “In addition, today we shared positive topline results from ACACIA-HCM in non-obstructive HCM showing that aficamten improved both symptoms and maximal exercise performance, a milestone achievement that opens the aperture for aficamten to potentially address the entire spectrum of HCM. We look forward to building on our strong start and driving meaningful progress for both the commercial launch of MYQORZO and the continued advancement of our pipeline.”

Q1 and Recent Highlights

Cardiac Muscle Programs

MYQORZO® (aficamten) (cardiac myosin inhibitor)

•
Began U.S. commercial launch of MYQORZO for adults with symptomatic obstructive HCM (oHCM) in January, with drug availability beginning on January 27, 2026. Activated online portal for MYQORZO REMS simultaneous with drug availability, launched promotional patient and healthcare professional (HCP) marketing campaigns to educate and build on already strong HCP awareness, and began peer-to-peer education to accelerate adoption across the HCM community.

•
Drove early launch momentum for MYQORZO with strong engagement, adoption and demand. As of March 31, 2026:
o
Over 1,400 HCPs REMS certified
o
Over 275 unique healthcare providers prescribed MYQORZO
o
Approximately 680 patients prescribed MYQORZO
o
Over 70% of patients on therapy on paid prescription

•
Received approval from the European Commission (EC) for MYQORZO for the treatment of symptomatic (NYHA class II-III) oHCM in adult patients.

•
Advanced European commercial readiness activities ahead of first expected launch in Germany in Q2 2026. Completed hiring of our full team in Germany inclusive of sales, marketing, market access and medical.

•
Announced positive topline results from ACACIA-HCM, the pivotal Phase 3 clinical trial of aficamten in patients with symptomatic non-obstructive hypertrophic cardiomyopathy (nHCM). ACACIA-HCM met both dual primary endpoints, demonstrating statistically significant improvements from baseline to Week 36 in both Kansas City Cardiomyopathy Questionnaire (KCCQ) Clinical Summary Score and maximal exercise performance (peak VO2). Statistically significant improvements compared to placebo were also observed in key secondary endpoints.

•
The Supplemental New Drug Application for MAPLE-HCM was accepted for filing by the U.S. Food and Drug Administration (FDA) with a PDUFA date of November 14, 2026.

•
Submitted a Marketing Authorization Application for aficamten to Swissmedic. Aficamten has been granted Orphan Drug Status by Swissmedic.

•
Aficamten was granted Orphan Drug Designation by the Japan Ministry of Health, Labour and Welfare for the treatment of patients with nHCM and pediatric patients with oHCM.

•
Advanced the ongoing clinical trials program for aficamten:
o
Continued conduct of the Japan cohort of ACACIA-HCM.
o
Continued conduct of CAMELLIA-HCM, a Phase 3 clinical trial of aficamten in Japanese patients with oHCM. CAMELLIA-HCM is being conducted by Bayer in collaboration with Cytokinetics to support potential marketing authorization in Japan.
o
Continued patient enrollment in CEDAR-HCM, a clinical trial of aficamten in a pediatric population with symptomatic oHCM. We expect to complete enrollment of the adolescent cohort in Q4 2026.

•
Presented new analyses at the American College of Cardiology (ACC) Annual Scientific Session & Expo from SEQUOIA-HCM, MAPLE-HCM and FOREST-HCM supporting previously published data related to the safety and efficacy of aficamten in oHCM.

omecamtiv mecarbil (cardiac myosin activator)

•
Continued conduct of COMET-HF, a confirmatory Phase 3 clinical trial of omecamtiv mecarbil in patients with symptomatic heart failure with severely reduced ejection fraction. We expect to continue patient enrollment through 2026.

ulacamten (cardiac myosin inhibitor)

•
Expanded patient enrollment in Cohort 1 of AMBER-HFpEF, a Phase 2 clinical trial of ulacamten in patients with symptomatic heart failure with preserved ejection fraction (HFpEF) with left ventricular ejection fraction (LVEF) ≥ 60%, following a recommendation from the dose level review committee. We expect to complete patient enrollment in Cohort 1 in the second half of 2026.

CK-4015089 (CK-089, fast skeletal muscle troponin activator)

•
Conducted preparations for a second Phase 1 randomized, double-blind, placebo-controlled single ascending dose clinical study of CK-4015089 (CK-089) in healthy human participants.

Pre-Clinical Development and Ongoing Research

•
Continued pre-clinical development and research activities directed to additional muscle biology focused programs.

Corporate

•
Launched “On Track with HCM,” a disease awareness campaign focused on the whole-person impact of HCM featuring four-time Olympic gold medalist Sydney McLaughlin-Levrone and her father, three-time all-American track star, Willie McLaughlin, who lived with nHCM for more than two decades before receiving a heart transplant.

First Quarter 2026 Financial Results

Cash, Cash Equivalents and Investments

•
As of March 31, 2026, the company had approximately $1.1 billion in cash, cash equivalents and investments compared to $1.2 billion at December 31, 2025. Cash, cash equivalents and investments declined by approximately $144 million during the first quarter of 2026.

Revenues

•
Total revenues for the first quarter of 2026 were $19.4 million, compared to $1.6 million for the same period in 2025. Total revenues in the first quarter of 2026 include:
o
$4.8 million MYQORZO net product revenue which represents approximately 9 weeks of sales in the U.S. in the first quarter,
o
$2.6 million in collaboration revenue compared to $1.6 million for the same period in 2025, and
o
$11.9 million from the achievement of a milestone tied to the first sale of MYQORZO in the U.S. under the Bayer license agreement.

Research and Development (R&D) Expenses

•
R&D expenses for the first quarter of 2026 were $95.5 million, which included $13.6 million of non-cash stock-based compensation expense, compared to $98.3 million for the same period in 2025, which included $11.7 million of non-cash stock-based compensation expense. The decrease was primarily due to higher clinical trial activity in 2025 partially offset by higher personnel-related costs in 2026.

Selling, General and Administrative (SG&A) Expenses

•
SG&A expenses for the first quarter of 2026 were $104.9 million, which included $16.8 million of non-cash stock-based compensation expense, compared to $57.4 million for the same period in 2025, which included $11.9 million of non-cash stock-based compensation expense. The increase was primarily due to external costs associated with the commercial launch of MYQORZO and higher personnel-related costs, including stock-based compensation.

Cost of Goods Sold

•
Cost of goods sold related to MYQORZO for the first quarter of 2026 was $0.2 million.

Collaboration Cost of Revenues

•
Collaboration cost of revenues for the first quarter of 2026 was $2.4 million, compared to $1.6 million for the same period in 2025. Collaboration cost of revenues includes cost reimbursements as well as costs incurred in connection with manufacturing drug supplies for collaboration partners.

Net Income (Loss)

•
Net loss for the first quarter of 2026 was $206.0 million, or $(1.67) per share, basic and diluted, compared to a net loss of $161.4 million, or $(1.36) per share, basic and diluted, for the same period in 2025.

2026 Financial Guidance

The company is maintaining its full year 2026 financial guidance:

GAAP Combined R&D and SG&A Expense*	$830 million to $870 million
Non-cash stock-based compensation expense included in GAAP Combined R&D and SG&A Expense	$130 million to $120 million

*GAAP Combined R&D and SG&A expense does not include 1) collaboration expenses which can include reimbursed expenses and cost of inventory sales of aficamten to partners, 2) potential costs related to commercialization of aficamten in nHCM, and 3) the effect of GAAP adjustments as may be caused by events that occur subsequent to publication of this guidance including, but not limited to, Business Development activities.

Conference Call and Webcast Information

Members of Cytokinetics’ senior management team will review the company’s first quarter 2026 results on a conference call today at 4:30 PM Eastern Time. The conference call will be simultaneously webcast and can be accessed from the Investors & Media section of Cytokinetics’ website at www.cytokinetics.com or directly at the following link: Cytokinetics Q1 2026 Earnings Conference Call. An archived replay of the webcast will be available via Cytokinetics’ website for six months.

About Cytokinetics

Cytokinetics is a specialty cardiovascular biopharmaceutical company, building on its over 25 years of pioneering scientific innovations in muscle biology, and advancing a pipeline of potential new medicines for patients suffering from diseases of cardiac muscle dysfunction. Cytokinetics’ MYQORZO® (aficamten) is a cardiac myosin inhibitor approved in the U.S., Europe and China for the treatment of adults with symptomatic obstructive hypertrophic cardiomyopathy (oHCM). Cytokinetics is also developing omecamtiv mecarbil, an investigational cardiac myosin activator for the potential treatment of patients with heart failure with severely reduced ejection fraction and ulacamten, an investigational cardiac myosin inhibitor for the potential treatment of heart failure with preserved ejection fraction, while continuing pre-clinical research and development in muscle biology.

For additional information about Cytokinetics, visit www.cytokinetics.com and follow us on X, LinkedIn, Facebook and YouTube.

Disclaimer

Omecamtiv mecarbil, ulacamten and CK-089 are investigational medicines. They have not been approved nor determined to be safe or efficacious for any disease state or any indication by FDA or any other regulatory agency.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but not limited to, statements, express or implied, relating to our ability to launch MYQORZO in Germany in 2Q of 2026, our receipt of regulatory approval for our sNDA for MAPLE-HCM in Q4 of 2026, our or our partners’ research and development and commercial readiness activities, including the initiation, conduct, design, enrollment, progress, continuation, completion, timing and results of any of our clinical trials, the clinical meaningfulness, persuasiveness, or interpretation of the results of ACACIA-HCM, including for purposes of regulatory approval, labeling, or market acceptance, the results of long-term, secondary or exploratory analyses, our ability to announce the results of any of our clinical trials by any particular date, the timing of interactions with FDA or any other regulatory authorities in connection to any of our drug candidates and the outcomes of such interactions; statements relating to the potential patient population who could benefit from aficamten, omecamtiv mecarbil, ulacamten, CK-089 or any of our other drug candidates; statements relating to our ability to receive additional capital or other funding, including, but not limited to, our ability to meet any of the conditions relating to or to otherwise secure additional loan disbursements under any of our agreements with entities affiliated with Royalty Pharma or additional milestone payments from Sanofi or Bayer in connection with our collaborations for aficamten in China or Japan respectively; statements relating to our operating expenses or cash utilization for the remainder of 2025 or any other period, and statements relating to our cash balance at any particular date or the amount of cash runway such cash balances represent at any particular time. Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to Cytokinetics’ need for additional funding and such additional funding may not be available on acceptable terms, if at all; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval; patient enrollment for or conduct of clinical trials may be difficult or delayed; the FDA or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials; Cytokinetics may incur unanticipated research and development and other costs; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; and competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission, particularly under the caption “Risk Factors” in Cytokinetics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Forward-looking statements are not guarantees of future performance, and Cytokinetics’ actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

CYTOKINETICS® and the CYTOKINETICS C-shaped logo are registered trademarks of Cytokinetics in the U.S. and certain other countries.

MYQORZO® is a registered trademark of Cytokinetics in the U.S. and European Union.

###

Contact:

Cytokinetics

Diane Weiser

Senior Vice President, Corporate Affairs

(415) 290-7757

Cytokinetics, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and short term investments	$ 818,550	$ 882,221
Other current assets	20,915	34,754
Total current assets	839,465	916,975
Long-term investments	254,719	335,048
Property and equipment, net	82,438	79,194
Operating lease right-of-use assets	74,545	75,979
Inventories, long-term	3,843	—
Other assets	18,468	17,341
Total assets	$ 1,273,478	$ 1,424,537
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$ 93,572	$ 105,615
Short-term operating lease liabilities	20,960	19,111
Current portion of convertible and long-term debt	44,808	41,181
Derivative liabilities measured at fair value	29,600	31,100
Deferred revenue	1,653	1,612
Other current liabilities	8,592	3,833
Total current liabilities	199,185	202,452
Term loan, net	247,209	246,384
Convertible notes, net	870,511	869,597

Liabilities related to revenue participation right purchase agreements, net	539,106	520,559
Long-term operating lease liabilities	105,235	107,970
Liabilities related to RPI Transactions measured at fair value	138,800	137,200
Total liabilities	2,100,046	2,084,162
Commitments and contingencies
Stockholders' deficit
Common stock	124	123
Additional paid-in capital	2,867,670	2,826,341
Accumulated other comprehensive income	(1,612)	630
Accumulated deficit	(3,692,750)	(3,486,719)
Total stockholders' deficit	(826,568)	(659,625)
Total liabilities and stockholders' deficit	$ 1,273,478	$ 1,424,537

Cytokinetics, Incorporated
Condensed Consolidated Statements of Operations
(in thousands except per share data)
(unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenues:
Net product revenue	$ 4,789	$ —
Collaboration revenues	2,637	1,579
License and milestone revenues	11,929	—
Total revenues	19,355	1,579
Operating expenses:
Research and development	95,525	98,262
Selling, general and administrative	104,896	57,369
Cost of goods sold	160	—
Collaboration cost of revenues	2,392	1,579

Total operating expenses	202,973	157,210
Operating loss	(183,618)	(155,631)
Interest and other expense, net	(14,519)	(8,868)
Non-cash interest expense on liabilities related to revenue participation right purchase agreements	(18,816)	(14,078)
Interest and other income, net	11,022	13,701
Change in fair value of derivative liabilities	1,500	(400)
Change in fair value of liabilities related to RPI Transactions	(1,600)	3,900
Net loss	$ (206,031)	$ (161,376)
Net loss per share — basic and diluted	$ (1.67)	$ (1.36)
Weighted-average number of shares used in computing net loss per share — basic and diluted	123,273	118,496